Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED NOTE

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED SENIOR SECURED NOTE (this “Amendment”) is entered into as of August 11, 2009 by and among Hythiam, Inc., a Delaware corporation (the “Company”) and HIGHBRIDGE INTERNATIONAL LLC (“Holder”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Note (as defined below).

WHEREAS, Company executed and issued that certain Amended and Restated Senior Secured Note (the “Note”) in the principal amount of Five Million Dollars ($5,000,000) to be paid to Holder dated as of January 18, 2007;

WHEREAS, on August 5, 2009, the outstanding balance on the Note was Three Million Six Hundred and Fifty Thousand Dollars ($3,650,000).

WHEREAS, each of the parties hereto desire to amend the Note as set forth herein; and

WHEREAS, pursuant to Section 11 of the Note, the Required Holders by an affirmative vote approved the amendment to the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. MATURITY.  The last sentence of Section 1 of the Note is amended and restated in its entirety as follows:

“The ‘Maturity Date’ shall be July 15, 2010.”

2. AUCTION RATE SECURITIES.  The following shall be added to the end of Section 5(b):

“In accordance with the terms of the Rights Offering by UBS AG,  which provides that UBS will offer to purchase Company’s ARS commencing June 30, 2010, the Company will exercise its right to sell  its ARS to UBS AG as soon as permissible at a price equal to the original par value of such ARS.  The proceeds from such sale shall be used to redeem this Note.”

3. HOLDER’S RIGHT OF OPTIONAL REDEMPTION.  Section 6(b) of the Note is deleted in its entirety and all references to Holder Optional Redemption Right, Holder Optional Redemption Notice, Holder Optional Redemption Price, Holder Optional Redemption Date, and Holder Optional Redemption Amount in the Note are deleted.

4. PRE-PAYMENT OF NOTE FROM CAPITAL.  The following shall be added to the Note as a new Section 5(d):

“(d)           Pre-Payment of Note from Capital Raises.  If the Company (i) incurs any Permitted Indebtedness as defined in Section 24(k)(F), or (ii) sells any of its or its Subsidiaries’ equity or equity equivalent securities, including, without limitation any convertible debt, preferred stock, common stock, or other such instrument or security, the Company shall pay from the aggregate amount of such capital raised, whether in one or more capital raisings (a “Capital Raising Transaction”) at any time from time to time after the date of this Amendment (the “Capital Raising Proceeds”) to Holder one hundred ten percent (110%) of the original principal amount of the Note, in accordance with the following:  (i) five percent (5%) of the Capital Raising Proceeds if the Capital Raising Proceeds is Ten Million Dollars ($10,000,000) or less, (ii) five percent (5%) of the first Ten Million Dollars ($10,000,000) of Capital Raising Proceeds and ten percent (10%) thereafter if the Capital Raising Proceeds is more than Ten Million Dollars ($10,000,000) but less than or equal to Fifteen Million Dollars ($15,000,000); or (iii) five percent (5%) of the first Ten Million Dollars ($10,000,000) of Capital Raising Proceeds, ten percent (10%) of the next Five Million Dollars ($5,000,000) of Capital Raising Proceeds over the first Ten Million Dollars ($10,000,000) and all proceeds from the Capital Raising Proceeds above Fifteen Million Dollars ($15,000,000) until the outstanding balance of the Note is paid in full if the Capital Raising Proceeds is over Fifteen Million Dollars ($15,000,000).  Redemptions made pursuant to this Section 5(d) shall be made in accordance with Section 8, with any amounts payable pursuant to this Section 5(d) being deemed a Company Optional Redemption Price; provided, however, that all such amounts shall be payable within one (1) Business Day of the closing of the Capital Raising Transaction.”

5. Full Force and Effect.  Other than as modified in accordance with the foregoing provisions, the remaining terms of the Note remain in full force and effect.

6. Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

7. Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof.

8. Headings.  Headings of Sections in this Amendment are for reference purposes only and shall not be deemed to have any substantive effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:
HYTHIAM, INC.
By:	/s/ TERREN S. PEIZER
Terren S. Peizer
Chief Executive Officer

HOLDER:
HIGHBRIDGE INTERNATIONAL LLC
By:	Highbridge Capital Management, LLC
Its Trading Manager

By:	/s/ MARK J. VANACORE
Mark J. Vanacore
Managing Director